Exhibit 99.1

KULR SETS APRIL 2023 CONFERENCE SCHEDULE

SAN DIEGO / GLOBENEWSWIRE / March 30, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, is scheduled to participate at the following conferences in the month of April 2023:

MRO Americas 2023 Conference

Date: Tuesday, April 18th through Thursday, April 20th, 2023

Location: Georgia World Congress Center, Hall B, Atlanta, GA - Booth Number 4814

Event Detail: MRO Americas 2023 is a leading event in the Southeastern United States for the commercial air transport maintenance, repair, and overhaul industry. MRO Americas brings together leaders and innovators from across the globe representing the most trusted brands and organizations in the aviation industry.

2023 CubeSat Developers Workshop

Date: Tuesday, April 25th through Thursday, April 27th, 2023

Location: Cal Poly San Luis Obispo

Event Detail: The 2023 CubeSat Developers Workshop is an annual 3-day global small-satellite conference hosted by CubeSat Lab at California Polytechnic State University (“Cal Poly”), in San Louis Obispo, CA. Cal Poly’s CubeSat Lab is a student run, multidisciplinary independent research lab and the main CubeSat development team at Cal Poly. In recent years, the conference has grown to over 600 attendees and 50 countries represented. The Company will present its findings entitled “Development of a Passive Propagation Resistant Battery for Smallsat Payloads” on Wednesday, April 26th from 11:45 AM - 12:00 PM (PT).

The Ladenburg Tech Expo 2023

Date: Thursday, April 27th, 2023, Track 3: Pershing Hub from 3:30 PM - 4:00 PM (ET)

Location: 101 Park Avenue (at 41st), New York, NY 10017

Event Detail: The 2023 Expo will feature presentations from the management teams of over 40 public and private technology companies covering media and content-tech, software and service-tech, as well as hardware and defend-tech. The format will include three presentation tracks with breakfast, buffet lunch, and all-day refreshments, plus one-on-one meetings. In addition, several companies will be providing live demonstrations of their products and offerings in the “Ladenburg Expo format”, which will provide an additional opportunity to interact with management teams. KULR‘s CEO Michael Mo will present on Thursday, April 27th, in Track 3: Pershing Hub from 3:30 PM - 4:00 PM (ET).

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Mark Komonoski

Partner

Integrous Communications

Phone: 1-877-255-8483

Email: kulr@integcom.us